     As filed with the Securities and Exchange Commission on June 15, 2001.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                                  STARTEK, INC.
             (Exact name of Registrant as specified in its charter)

                 Delaware                                       84-1370538
      --------------------------------                         ------------
       (State or other jurisdiction of                         (IRS Employer
        incorporation or organization)                      Identification No.)


              100 Garfield St.
              Denver, Colorado                                    80206
      --------------------------------                            ------
  (Address of Principal Executive Offices)                      (Zip Code)


                                STOCK OPTION PLAN
                                -----------------
                            (Full title of the plan)


                                Dennis M. Swenson
                                  Startek, Inc.
                                100 Garfield St.
                             Denver, Colorado 80206
                             ----------------------
                     (Name and address of agent for service)

                                  303-361-6000
                ----------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
 Title of securities       Amount to           Proposed maximum           Proposed maximum           Amount of
  To be registered      be registered(1)   offering price per share   aggregate offering price    registration fee
---------------------- ------------------- ------------------------- --------------------------- -------------------
Common Stock             600,000 shares           $18.46(2)                $11,076,000(3)              $2,769
---------------------- ------------------- ------------------------- --------------------------- -------------------

(1) Such shares are in addition to the 1,075,000 shares of common stock registered by the Company on Registration Statement No. 333-77009.

(2) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices reported on the New York Stock Exchange Composite Tape on June 8, 2001 pursuant to Rule 457(c).

(3) Estimated solely for the purpose of calculating the registration fee based on the exercise prices of the outstanding options pursuant to Rule 457 (h)(1).

                                EXPLANATORY NOTE

         On May 30, 2001, the stockholders of Startek, Inc. (the "Company") approved an Amendment to the Stock Option Plan of the Company (the "Plan"), which increased the number of shares reserved for issuance under the Plan by 600,000 shares. The purpose of this Registration Statement is to register such additional shares for issuance under the Plan. Therefore, pursuant to General Instruction E of Form S-8, the Registrant does hereby incorporate by reference the contents of its Registration Statement on Form S-8 (No. 333-77009).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 4.           Description of Securities.

                  Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 5.           Interests of Named Experts and Counsel.

                  Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 6.           Indemnification of Directors and Officers.

                  Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

Item 7.           Exemption from Registration Claimed.

                  No response is required to Item 7 because restricted securities are not to be reoffered or resold pursuant to this registration statement.

Item 8.           Exhibits.

                  The following is a list of all exhibits filed as part of this registration statement or, as noted, incorporated by reference into this registration statement:

EXHIBIT NO.             DESCRIPTION AND METHOD OF FILING
-----------             --------------------------------
Exhibit 5.1             Opinion of Faegre & Benson LLP on legality of stock
                        offered.
Exhibit 23.1            Consent of Ernst & Young LLP.
Exhibit 23.2            Consent of Faegre & Benson LLP (Included in Exhibit
                        5.1).

Item 9.           Undertakings.

                  Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 14, 2001.

                               STARTEK, INC.


                               By:  /s/ Dennis M. Swenson
                                  ----------------------------------------------
                                    Dennis M. Swenson
                                    Executive Vice President, Chief Financial
                                    Officer, Secretary, and Treasurer (Principal
                                    Financial Officer and Principal Accounting
                                    Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                        Title                                Date
---------                                        -----                                ----
     /s/ William E. Meade, Jr.                   Director, President, and Chief       June 14, 2001
-----------------------------------------        Executive Officer (Principal
William E. Meade, Jr.                            Executive Officer)


     /s/ Dennis M. Swenson                       Executive Vice President,            June 14, 2001
-----------------------------------------        Chief Financial Officer,
Dennis M. Swenson                                Secretary, and Treasurer
                                                 (Principal Financial Officer
                                                 and Principal Accounting
                                                 Officer)


     /s/ A. Emmet Stephenson, Jr.                Director and Chairman of the         June 14, 2001
-----------------------------------------        Board
A. Emmet Stephenson, Jr.


     /s/ Jack D. Rehm                            Director                             June 14, 2001
-----------------------------------------
Jack D. Rehm


     /s/ Ed Zschau                               Director                             June 14, 2001
-----------------------------------------
Ed Zschau

                               INDEX TO EXHIBITS


EXHIBIT NO.             DESCRIPTION AND METHOD OF FILING
-----------             --------------------------------
Exhibit 5.1             Opinion of Faegre & Benson LLP on legality of stock offered.
Exhibit 23.1            Consent of Ernst & Young LLP.
Exhibit 23.2            Consent of Faegre & Benson LLP (Included in Exhibit 5.1).